UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2011
Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 24, 2011, Henry Schein, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Distribution Agreement for Fluviral® Influenza Vaccine, dated as of December 2, 2004, with ID Biomedical Corporation of Quebec (successor in interest to ID Biomedical Corporation) (“IDB”), as amended (the “Distribution Agreement”).
     The Amendment, among other things, modifies the Minimum Quantity per Flu Season (as such terms are defined in the Distribution Agreement) of IDB’s injectable influenza virus vaccine product (“Product”) to be supplied by IDB and purchased by the Company pursuant to the terms of the Distribution Agreement.
     Prior to the Amendment, the Minimum Quantity per Flu Season of Product to be supplied by IDB and purchased by the Company under the Distribution Agreement was calculated as follows: the lesser of (i) 11,500,000 doses of Product or (ii) 50% of Product that IDB ships to the relevant territory for sale or distribution in such territory for such Flu Season; provided that in the 2010/2011 Flu Season, the Minimum Quantity was to be reduced by (a) the lesser of 1,000,000 doses of Product or 8.6956% of the amount of Product that would otherwise have been provided in the 2010/2011 Flu Season, or (b) if 50% of Product that IDB ships to such territory for sale or distribution in such territory is less than 5,750,000, 4.3478% of the amount of Product that would otherwise have been provided in the 2010/2011 Flu Season.
     Pursuant to the Amendment, the Minimum Quantity per Flu Season of Product to be supplied by IDB and purchased by the Company under the Distribution Agreement is calculated in the same manner; provided that in the 2011/2012 Flu Season, the Minimum Quantity will now be reduced by (i) the lesser of 2,000,000 (as opposed to 1,000,000) doses of Product or 17.3912% (as opposed to 8.6956%) of the amount of Product that would otherwise have been provided in the 2011/2012 Flu Season, or (ii) if 50% of Product that IDB ships to such territory for sale or distribution in such territory is less than 5,750,000, 8.6956% (as opposed to 4.3478%) of the amount of Product that would otherwise have been provided in the 2011/2012 Flu Season.
     Pursuant to the Amendment, the parties have agreed to negotiate in good faith new terms for the relationship, rights and obligations of the parties with regard to distribution of Product in the 2012/2013 Flu Season. The parties further agreed that time is of the essence in this regard and intend to complete such negotiations and sign an amendment or new definitive agreement by September 1, 2011. If the parties have not entered into a mutually agreeable amendment or new definitive agreement for the 2012/2013 Flu Season before September 1, 2011, then IDB will have the right to immediately terminate the Distribution Agreement with regard to all Flu Seasons after the 2011/2012 Flu Season during the 15 days following September 1, 2011 by providing written notice to the Company.
     The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
1.1	Amendment dated June 24, 2011 to Distribution Agreement, dated as of December 2, 2004, by and between Henry Schein, Inc. and ID Biomedical Corporation of Quebec (successor in interest to ID Biomedical Corporation).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: June 28, 2011	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

EXHIBIT INDEX
     Exhibit
1.1	Amendment dated June 24, 2011 to Distribution Agreement, dated as of December 2, 2004, by and between Henry Schein, Inc. and ID Biomedical Corporation of Quebec (successor in interest to ID Biomedical Corporation).